Exhibit 4.7

JUDGMENT ENFORCEMENT GUARANTEE AGREEMENT

Applicant for Judgment Enforcement: Bank of China Co., Ltd. Zhejiang Branch (“Bank of China”)

Judgment Debtors: Digital Grid (Hong Kong) Technology Co., Limited (“Digital Grid”); Hangzhou Lianluo Interactive Information Technology Co., Ltd.

Guarantor: Hangzhou Gaochi Information Consulting Co., Ltd.

RECITALS:

1.	The Applicant for Judgment Enforcement and the Judgment Debtors are parties to five cases involving disputes arising from loan agreements, pledge agreements, and other contracts, which are currently being enforced by the Hangzhou Intermediate People’s Court under Case Nos. (2023) Zhe 01 Zhi 1621–1625.

2.	The Judgment Debtors intend to repay the debts by removing the pledge and disposing of shares of Newegg Commerce, Inc. (“Newegg” or “NEGG”, ticker symbol: NEGG) over time. For the purpose of disposing of the Newegg shares, the Judgment Debtors and Tiger Brokers (NZ) Limited (the “Broker”) have entered into a share sale agreement (see Exhibit G).

3.	All debts owed by the Judgment Debtors to the Applicant for Judgment Enforcement in connection with the above cases, including but not limited to all debts confirmed under the effective court judgments and enforcement proceedings, as well as all related principal, interest, fees, and costs incurred in pursuing such claims, are collectively referred to herein as the “Debts.”

To further ensure the repayment of the Debts in these cases, the parties have reached the following agreement through consultation regarding the disposal of the Newegg shares and the provision of execution guarantees by the Guarantor:

Article 1. The Guarantor agrees to provide a cash deposit as guarantee to the Applicant for Judgment Enforcement for the performance of the Judgment Debtors’ obligations under this Agreement and other related agreements, and shall, within two (2) days after the execution of this Agreement, open a guarantee deposit account at Bank of China and deposit RMB 5,000,000 (five million yuan) therein. All parties shall jointly process the execution guarantee procedures with the Hangzhou Intermediate People’s Court, and the court shall issue legal documentation to freeze such deposit.

The Applicant for Judgment Enforcement shall release the pledge on the first batch of shares corresponding to the deposit amount, with the number of shares to be released calculated at 80% of the number of shares valued at the closing price on the trading day immediately preceding the date on which the Applicant for Judgment Enforcement issues the consent-to-sell letter, i.e.: Number of shares to be released = (Deposit amount ÷ USD-RMB exchange rate on the day ÷ closing share price on prior day) × 80%. Subsequent share pledge releases and disposals shall follow the same formula.

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On the date the Applicant for Judgment Enforcement decides whether to issue a consent-to-sell letter, if, upon calculation, the market value of the remaining unreleased pledged shares is less than the outstanding Debts of the Judgment Debtors (including principal, interest, and advanced expenses), then the Applicant for Judgment Enforcement has the right to refuse to consent to the release of the share pledge and to withhold the consent-to-sell letter.

Article 2. Definitions. For the purposes of this Agreement:

“Business Day” means a day on which banks are open for general banking business in Hong Kong, New York City, New York, and the People’s Republic of China (excluding Saturdays and Sundays).

“Pledged Securities” means all shares of Newegg held by Digital Grid that are subject to Bank of China’s security interest under the Pledge Agreement, and for which Computershare maintains a corresponding electronic share account in the name of Digital Grid in its books and records.

“Trading Day” means a date on which the Nasdaq Stock Market is open for trading.

Article 3. Within two (2) Business Days after the execution of this Agreement, Digital Grid shall file a Form 13D disclosure report with the U.S. Securities and Exchange Commission (“SEC”) regarding this Agreement.

Article 4. Within five (5) Business Days after the execution of this Agreement, Digital Grid shall obtain from Newegg the anticipated trading windows (“Trading Windows”) for its insiders to sell shares under Rule 144 within the 12 months following the execution date of this Agreement, and shall simultaneously copy Bank of China on all correspondence with Newegg regarding the Trading Windows.

The parties understand that, given that Newegg may from time to time impose blackout periods during which Newegg may notify Digital Grid that no transactions involving the purchase or sale of the Pledged Securities are permitted, the actual Trading Windows may differ from the anticipated Trading Windows provided by Newegg under this Article 4. Notwithstanding the foregoing, Digital Grid shall use its best efforts to confirm from time to time with Newegg any updates to the Trading Windows, and shall copy Bank of China on all related communications with Newegg regarding the Trading Windows.

Digital Grid hereby agrees that, within the disposal period specified in this Agreement and to the extent permitted by law and Newegg company policies, it shall continuously and without interruption sell the Pledged Securities until the Debts are fully repaid; and it shall, within each Trading Window, conduct sales of the Pledged Securities under Rule 144 in accordance with Article 5 below.

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Article 5. The parties agree to dispose of the Pledged Securities in accordance with the following procedures and terms:

1. Rule 144 Sale Procedures. With respect to each Rule 144 sale contemplated under this Agreement, the parties agree and confirm as follows:

(a) After Digital Grid has filed with the SEC its Schedule 13D with a fully executed copy of this Agreement attached, and (i) no later than thirty (30) Business Days prior to the start of a Trading Window disclosed or confirmed by Newegg, or (ii) immediately upon an actual Trading Window becoming available, Digital Grid shall immediately send Bank of China an email notice (the “Sale Notice”) specifying the start date and end date of the Trading Window and the number of Pledged Securities proposed to be sold under Rule 144 (the “Rule 144 Sale Shares”), as set forth in Exhibit A, in order to request Bank of China’s consent to remove the “Bank of China restrictive legend” from the proposed Rule 144 Sale Shares. If Digital Grid fails to send a Sale Notice pursuant to Section 5(1)(a), and during the term of this Agreement, the number of Rule 144 sales actually completed by Digital Grid in any year shall not be less than the total number of Trading Windows disclosed or confirmed by Newegg during that year. If the number of Rule 144 sales actually completed in a given year is less than the above number of Newegg Trading Windows by a difference equal to or greater than one (1), it shall be deemed a breach of this Agreement by Digital Grid.

(b) Bank of China shall, within five (5) Business Days from the date of the Sale Notice, notify Digital Grid of its decision on whether to consent to such Sale Notice. Bank of China shall not withhold its consent without cause. If Bank of China does not respond, Digital Grid shall deem that Bank of China has not given consent to the Sale Notice.

(c) If Bank of China consents to the Rule 144 sale proposed in the Sale Notice, it shall send Digital Grid and Newegg a Consent & Instruction Letter (the “Bank of China Consent and Instruction Letter”) in a form substantially similar to the letter attached as Exhibit B hereto, specifying the following: (i) Bank of China’s consent to the removal of the “Bank of China restrictive legend” from the [number] Rule 144 Sale Shares under such Sale Notice; (ii) the Trading Window Start Date and Trading Window End Date for the Rule 144 sale; (iii) within fifteen (15) days of receipt of the Bank of China Consent and Instruction Letter, Digital Grid shall transfer the Rule 144 Sale Shares to the Broker Account; (iv) Digital Grid shall instruct the Broker to complete the sale of all Rule 144 Sale Shares no later than the Trading Window End Date, at prices no lower than 80% of the average closing price of Newegg shares during the twenty (20) consecutive Trading Days immediately preceding the date of the Bank of China Consent and Instruction Letter.

(d) Digital Grid shall, as soon as practicable and in any event within three (3) Business Days after receipt of the Bank of China Consent and Instruction Letter, instruct Newegg (copying Bank of China) to send an instruction letter to Newegg’s transfer agent, Computershare Limited (“Computershare”). Such instruction letter shall be substantially in the form of Exhibit C attached hereto, instructing (i) the transfer of the Rule 144 Sale Shares to the Broker, and (ii) the removal of all Bank of China pledge-related legends from such Rule 144 Sale Shares in accordance with such instruction letter. The parties acknowledge that the speed at which Newegg and Computershare process shareholder notices and requests and transfer shares to the designated broker account is entirely within the control of Newegg and Computershare, and that Digital Grid has no control over the manner, timing, or speed at which Computershare processes such notices and requests; accordingly, Digital Grid shall not be liable for any delays arising therefrom or any consequential effects on the Rule 144 sale.

(e) If required by Newegg, Digital Grid shall, as soon as practicable and in any event within one (1) Business Day after filing Form 144 with the SEC: (i) deliver or cause to be delivered to Newegg’s transfer agent Computershare Limited (“Computershare”) a Rule 144 legal opinion (the “Rule 144 Legal Opinion”) issued by qualified legal counsel.

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(f) Digital Grid shall cause the Broker to issue, as soon as practicable under any circumstances, a broker’s representation letter with respect to the Rule 144 Sale Shares to be sold, in a form substantially consistent with the broker’s representation letter approved by Computershare and attached hereto as Exhibit 1. Upon receipt by the Broker of the Rule 144 Sale Shares transferred by Computershare, Digital Grid shall immediately file Form 144 with the SEC and cause the Broker to execute the Rule 144 sale on the same day, subject to applicable legal and regulatory restrictions.

(g) Subject to Newegg’s daily trading volume limits, Digital Grid shall cause the Broker to provide Digital Grid with detailed transaction information and account statements promptly after the Trading Window End Date. Digital Grid shall forward the transaction information and account statements to Bank of China in their original format within one (1) day of receipt.

(h) If all Rule 144 Sale Shares in the Broker Account have been sold prior to the Trading Window End Date, Bank of China shall have the right, to the extent practicable, to require Digital Grid (and Digital Grid shall be obligated upon Bank of China’s request) to issue an additional Sale Notice for the purpose of continuing to sell additional Pledged Securities under Rule 144 during the remaining trading days within the same Trading Window.

2. Account Characteristics.

(a) Broker Account. The Broker has opened a securities account in the name of Digital Grid, account number 9615343 (the “Broker Account”).

(b) Unsold Pledged Securities. Digital Grid should cause the Broker to sell the Newegg Rule 144 Sale Shares in the Broker Account in accordance with Article 5 of this Agreement. If any Rule 144 Sale Shares remain unsold on the Trading Window End Date, the parties agree that: Digital Grid shall return such unsold Rule 144 Sale Shares to Computershare and cause Computershare to restore all applicable restrictive legends on such unsold Rule 144 Sale Shares.

(c) Restrictions on Pledged Securities. Digital Grid agrees and warrants that the unsold Pledged Securities held by Digital Grid (subject to Bank of China’s security interest under the Pledge Agreement) shall be held by Digital Grid at Computershare and shall not be sold or transferred without Bank of China’s prior express written consent. Digital Grid shall not make any disposition arrangement with respect to the Pledged Securities in any manner that conflicts with, is adverse to, or in any way (directly or indirectly) impairs or damages the rights and interests of Bank of China as pledgee with respect to the Pledged Securities.

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3. Sale Proceeds and Fund Transfers.

(a) Subject to Article 11 of this Agreement, Digital Grid shall, within two (2) Business Days after the date on which all Rule 144 Sale Shares of each batch in the Broker Account have been fully sold (as evidenced by the Broker’s transaction records), transfer the proceeds from the sale of such batch of Rule 144 Sale Shares (after deduction of Broker fees permitted under Article 5 of this Agreement) and all other available funds in the Broker Account (if any) to the bank account of Digital Grid’s share fund account at Bank of China (Hong Kong) Limited (Account No.: 012 666 2 007778 6), and shall transfer the above funds to the Bank of China account designated in Exhibit 2 of this Agreement; and all such sale proceeds shall be used to repay the outstanding Debts. The aforesaid two (2) Business Day period shall be measured by the time at which the relevant funds are actually received in the Bank of China account designated in Exhibit 2 of this Agreement.

Article 6. Reservation of Rights.

(a) The execution and performance of this Agreement shall not constitute a discharge, set-off, or release of the Debts, nor shall it constitute a novation or replacement arrangement. All rights of Bank of China under the Loan Agreements and Pledge Agreements shall not be affected or diminished by the execution of this Agreement. This Agreement also does not affect the legal validity of the effective judgments and orders issued by the Hangzhou Intermediate People’s Court and the Zhejiang Higher People’s Court in connection with cases (2023) Zhe 01 Zhi 1621–1625, and all rights of Bank of China under the Chinese Judgments shall not be bound or limited by this Agreement. Nothing in this Agreement shall be construed as or constitute a waiver by Bank of China of its right to collect the Debts.

(b) Nothing in this Agreement shall be construed as or constitute a waiver by Bank of China of any rights it may have against any third party (including but not limited to joint debtors and guarantors).

(c) This Agreement does not limit Bank of China’s right to initiate litigation or apply for recognition and enforcement of the Chinese Judgments regarding the Debts in any jurisdiction outside the People’s Republic of China (including but not limited to U.S. federal and state courts). Bank of China’s execution of this Agreement and receipt of any payments hereunder shall not be deemed a waiver of Bank of China’s right to seek the aforementioned foreign judicial remedies, nor may they be invoked by the Judgment Debtors or the Guarantor as a defense.

(d) Bank of China’s failure or delay in exercising any right, power, or remedy under this Agreement and related agreements shall not be deemed a waiver of such right, power, or remedy; nor shall any single or partial exercise of any right, power, or remedy preclude any further or other exercise thereof or of any other right, power, or remedy.

Article 7. Document Approval. The parties confirm that the Loan Agreements, Pledge Agreements, and other documents related to the Debts under this Agreement remain in full force and effect. Without limiting the foregoing, Digital Grid represents and warrants that the Pledged Securities shall continue to serve as security for Digital Grid’s debts.

Article 8. Amendment. The parties to this Agreement may amend, supplement, or modify this Agreement by executing a written agreement. No amendment, supplement, or modification of this Agreement, or waiver of any right under this Agreement, shall be binding on any party unless made in writing and signed by all parties to this Agreement.

Article 9. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to its subject matter and supersedes any prior agreements among the parties and any contemporaneous oral agreements. Unless made in writing and signed by the party against whom enforcement is sought, no modification of this Agreement or waiver of rights under this Agreement shall be binding.

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Article 10. Notices. All notices under this Agreement, including but not limited to communications between the parties under Article 5 above, shall be made in writing (including by email) and sent to the respective addresses of the parties set forth below (or such other address as any party may from time to time designate in writing to the other parties):

To Bank of China,

Attention: honglinzs_zj@bank-of-china.com

To Digital Grid,

Attention: zhangkaiping@lianluo.com

Article 11. The Judgment Debtors shall, within two (2) Business Days after the Trading Window End Date for each agreed Trading Window, apply the sale proceeds from each batch of pledge-removed Newegg shares to the repayment of Debts (in the order of expenses, principal, and interest), and shall not divert such proceeds for any other purpose. The sale proceeds shall be based on the settlement statements of the Broker and the actual dollar amount received confirmed by the Applicant for Judgment Enforcement. If the amount applied to repay the Debts is inconsistent with the sale proceeds (after deduction of Broker fees/commissions/wire transfer fees), such inconsistency shall be deemed a breach of the agreed obligations by the Judgment Debtors. After the Judgment Debtors remit the sale proceeds (in USD) to the Applicant for Judgment Enforcement’s designated bank account, the actual amount of debt repayment shall be determined based on the RMB amount converted at the exchange rate on the date Bank of China processes the foreign exchange settlement.

Article 12. Upon the occurrence of any of the following events, the Guarantor voluntarily accepts the direct compulsory enforcement by the Hangzhou Intermediate People’s Court against the RMB 5,000,000 security deposit submitted by the Guarantor, which shall be applied to the repayment of the Judgment Debtors’ Debts to the Applicant for Judgment Enforcement (in the order of expenses, principal, and interest):

1.	If the pledged Newegg shares fail to be fully sold and disposed of within the period provided in this Agreement due to the Judgment Debtors’ fault, and the Judgment Debtors also fail to restore the Bank of China-specific pledge-related legend (i.e., restore the unsold shares’ status as pledged shares in favor of Bank of China as existed prior to the execution of this Agreement) within fifteen (15) days after the expiration of the sale period;

2.	The Judgment Debtors fail to transfer the sale proceeds in full and on time to the Applicant for Judgment Enforcement’s designated bank account; or

3.	The Judgment Debtors breach any obligation under this Agreement or any other related agreement.

Article 13. If the pledged Newegg shares fail to be fully sold and disposed of within the period specified in this Agreement due to the Judgment Debtors’ fault, the Applicant for Judgment Enforcement shall also have the right to pursue the Judgment Debtors’ legal liability through the following means: (1) the Hangzhou Intermediate People’s Court may, based on the Judgment Debtors’ actual performance of this Agreement, take enforcement measures in accordance with applicable laws and regulations; (2) evidence of the Judgment Debtors’ breach of this Agreement and related agreements shall also serve as valid evidence for the Applicant for Judgment Enforcement’s initiation of overseas litigation.

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Article 14. If the Guarantor fails to open the security deposit account at Bank of China and deposit the full amount of the security deposit within the time period specified in this Agreement, the Hangzhou Intermediate People’s Court shall have the right to directly enforce the Guarantor’s other assets within the amount of the security deposit that should have been paid, to be applied to the repayment of the Debts, and the Guarantor has no objection thereto.

Article 15. In the event that force majeure events, including but not limited to, failures in securities company, securities registration and settlement institution, or trading systems, changes in regulatory policies, Trading Window restrictions, share suspension, or cross-border fund transfer arrangements, result in delays in removing the pledge from the shares, causing shares not sold or funds not arriving on time, the parties shall communicate and negotiate a resolution within three months of the occurrence of such event. The Judgment Debtors shall notify the Applicant for Judgment Enforcement within three (3) days after the occurrence of such event, provide necessary explanations, and continue to advance the share disposal and debt repayment after the relevant obstacle is removed. If the parties to this Agreement fail to reach a written resolution within three months, it shall be deemed a breach by the Judgment Debtors, and the Guarantor voluntarily accept the direct compulsory enforcement by the Hangzhou Intermediate People’s Court against the RMB 5,000,000 security deposit in accordance with Article 12 of this Agreement.

Article 16. The share sale/disposal period under this Agreement is one (1) year from the date of execution of this Agreement. Upon expiration, the parties shall re-sign an agreement regarding whether the Applicant for Judgment Enforcement agrees to allow the Judgment Debtors to continue selling shares in accordance with this Agreement. Regardless of whether the parties are able to sign a new agreement at that time, the effectiveness of this Agreement shall not be affected, and the Guarantor shall independently and irrevocably assume the guarantee liability stipulated in this Agreement.

Article 17. This Agreement shall take effect upon execution by all parties and is made in six (6) counterparts, with each party holding one copy and one copy to be retained by the Hangzhou Intermediate People’s Court.

Applicant for Judgment Enforcement: Bank of China Co., Ltd. Zhejiang Branch

Person in Charge: Wang Xiaotao [signed] Date: June 11, 2026

Judgment Debtor 1: Digital Grid (Hong Kong) Technology Co., Limited

Legal Representative or Authorized Agent: Zhitao He [signed] Date: June 11, 2026

Judgment Debtor 2: Hangzhou Lianluo Interactive Information Technology Co., Ltd.

Legal Representative or Authorized Agent: Zhitao He [signed] Date: June 11, 2026

Guarantor: Hangzhou Gaochi Information Consulting Co., Ltd.

Legal Representative or Authorized Agent: Zhu Huigang [signed] Date: June 11, 2026

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Process Exhibits:

EXHIBIT A

Sale Notice

To: Bank of China

From: Digital Grid

Date of Notice:

Dear Sir or Madam:

Pursuant to Newegg’s written confirmation of the upcoming Trading Window, and pursuant to Rule 144 and Newegg’s constituency documents and policies, Digital Grid hereby requests Bank of China’s consent to sell the Pledged Securities as follows:

○	Trading Window Start Date:
○	Trading Window End Date:
○	Total number of shares of the Pledged Securities for sale under Rule 144 during this Trading Window (“Proposed Shares”):
○	The average closing price of Newegg shares over the thirty (30) Trading Days preceding the date of Notice:

Please provide your consent for the sale and the removal of Bank of China-specific restrictive legends from the Proposed Shares.

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Process Exhibits:

EXHIBIT B

Bank of China Consent & Instruction Letter

VIA EMAIL

To: Digital Grid, Newegg

From: Bank of China

Bank of China hereby gives its consent to remove the Bank of China-specific restrictive legends from [NUMBER] of shares of the Pledged Securities (“Rule 144 Sale Shares”) upon Digital Grid’s filing of a Form 144 with the SEC with respect to proposed sale of such Rule 144 Sale Shares and instructs the following:

1.	Digital Grid shall transfer, or cause the transfer of, all of the Rule 144 Sale Shares to the Broker Account within [x] days after the date of this letter;

2.	Trading Window shall start from [start date] (“Trading Window Start Date”) and end at [end date] (“Trading Window End Date”);

3.	Digital Grid shall cause the Broker, in compliance with Rule 144, to execute sales of the Rule 144 Sale Shares on a continuous basis during the Trading Window and to complete the sale of all Rule 144 Sale Shares prior to the Trading Window End Date.

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Process Exhibits:

EXHIBIT C

To: Newegg

From: Digital Grid

Date: [_____]

Message: Please send an instruction letter below to Computershare.

INSTRUCTION LETTER

Issued at Filing Date to Transfer Shares to Broker

Newegg Commerce, Inc.

17560 Rowland Street

City of Industry, CA 91748

VIA EMAIL

Computershare

6200 S. Quebec St.

Greenwood Village, CO 80111

Attn: [_____]

Re: Newegg Commerce, Inc.

Computershare team,

Newegg Commerce, Inc., a business company incorporated under the laws of the British Virgin Islands (NEGG), hereby authorizes and directs you, as transfer agent for NEGG securities, to do the following:

1.	Remove legend 71 (Bank of China Restricted Stock Agreement) and 72 (SH Agreement) with respect to the following:

Common Stock	Paper / Electronic	Class	Holder	Identifier
[X] shares	Electronic	C01 (Newegg Commerce common shares)	C0000000027 (Hong Kong)	(Digital Grid Technology Co Limited)

After release of the legends noted in step 1 above, this holder should have:

[11,141,079 – X] remaining shares of Common Stock in book entry form with legends 71 and 72

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2.	After step 1, please transfer the [X] shares of Common Stock without legends through the DWAC process with the following transaction information:

Broker Name: [Broker Name]

DTC Participant [_______]

#:

Broker [_____]

Phone/email:

Number of Shares: [X] units; Class C01; Issuer: Newegg Commerce, Inc.

Control #: [______]

Entry Date: [_____]

Settlement Date: [_____]

Special Instructions: [_____]

Please contact [Newegg contact] at [Phone Number] extension [_____] or [email address]@newegg.com if you need any additional information regarding this request.

NEWEGG COMMERCE, INC.

By:
Name:
Title:

Digital Grid (Hong Kong) Technology Co., Limited

By:
Name:
Title:

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Other Exhibits

EXHIBIT 1

[Date]

[XXXXXX (generally a U.S. law firm/attorney/TA)]

[Address]

Re: Sale of [XXXX] Ordinary Shares (the “Shares”) of [XXXX] (the “Company”)

Dear Sir/Madam,

In connection with the sale of the above-referenced Shares by [XXXX] (the “Seller”) through Tiger Brokers (NZ) Limited (the “Broker”), a registered broker-dealer, the Broker hereby represents to you, that:

4.	The Broker has done and will do no more than execute the order to sell the Shares as agent for the Seller in accordance with Rule 144(f) under the Securities Act of 1933 (the “Act”);

5.	The Broker has received or will receive no more than the usual and customary broker’s commission in connection with the sale of the Shares;

6.	The Broker has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, customers’ orders to buy the Shares in anticipation of or in connection with the sale of the Shares by the Seller; and

7.	After reasonable inquiry in accordance with Rule 144(g) under the Act, the Broker is not aware of any circumstances indicating that (i) the Seller is an underwriter with respect to the Shares or the Shares represented thereby or that the sale of the Shares is part of a distribution of securities for the Company; and (ii) the Seller is acting in concert with any other shareholder of the Company with respect to the sale of the Shares.

Yours faithfully,

Tiger Brokers (NZ) Limited

By:
Name:	Vincent Cheung
Title:	Chief Executive Officer

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Other Exhibits

EXHIBIT 2

Bank of China Wire Instructions

BOC Account Info:

SWIFT CODE: BKCHCNBJ910

BANK NAME: BANK OF CHINA ZHEJIANG BRANCH

ADD: NO. 321 FENGQI ROAD HANGZHOU ZHEJIANG CHINA

ACCOUNT NAME: BANK OF CHINA ZHEJIANG BRANCH

ACCOUNT NO.: 27005

ADD: NO. 321 FENGQI ROAD HANGZHOU ZHEJIANG CHINA

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Other Exhibits

EXHIBIT 3

Broker Share Sale Agreement

Account Application Letter

August 16, 2022

Attention: Tiger Brokers (NZ) Limited

Level 27/151 Queen Street, Auckland CBD, Auckland 1010, New Zealand

Re: Account Application Letter

Dear Sir/Madam,

Digital Grid (Hong Kong) Technology Co., Limited (the “Company”) with Incorporation Number of 1847600 located at HONG KONG hereby applies to open an account at your firm.

The Company learned about your firm through Internet and has decided to open an account. The Company hereby represents and warrants that we acknowledge the total risks and significant aspects involved in trading securities in overseas markets. The Company is a professional investor and eligible to open an account with overseas brokers according to the laws and regulations in relevant jurisdictions.

For and on behalf of

Digital Grid (Hong Kong) Technology Co., Limited [Company Name]

Signature: Zhang Kaiping [signed]

Printed name: KAIPING ZHANG

Title: Deputy General Manager

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执行担保协议

申请执行人：中国银行股份有限公司浙江省分行（“中国银行”）

被执行人： Digital Grid (Hong Kong) Technology Co. Limited (“Digital Grid”)，杭州联络互动信息科技股份有限公司

担保人： 杭州高驰信息咨询有限公司

鉴于：

1. 申请执行人与被执行人之间贷款协议、质押协议等合同纠纷五个案件，正由杭州市中级人民法院进行执行，案号为（2023）浙 01 执 1621-1625 号；

2. 被执行人拟通过分期解押和处置 Newegg Commerce, Inc. （“新蛋公司”或“Newegg”，股票代码：NEGG）股票的方式偿还债务。为处置新蛋公司股票，被执行人与 Tiger Brokers (NZ) Limited 证券公司 （“券商”）已签订股票出售协议（详见附件【G】）；

3. 被执行人因上述案件对申请执行人所负的一切债务，包括但不限于上述法院生效判决及执行程序项下确认的全部债务，以及相关本金、利息、费用及实现债权所发生的费用，在本协议中统称为“债务”。

为进一步保障本案债务清偿的实现，现各方就新蛋公司股票处置及担保人提供执行担保事宜，经协商一致约定如下：

第一条　担保人同意为被执行人履行本协议以及其他相关协议项下的义务，向申请执行人提供保证金担保，并于本协议签订后【2】日内在中国银行开立保

4901-6053-3396\4　　1

证金账户并交纳保证金【 500 】万元。各方共同向杭州市中级人民法院办理执行担保手续，由法院出具法律文书对该保证金进行冻结。

申请执行人根据保证金金额释放首批股票对应股数股票的质押，释放的股票数量以申请执行人发出同意出售函之日的上一个交易日股票收盘价所计算股票数量的80%折算，即：释放股票数量=（保证金金额÷当日汇率÷股票收盘价）*80%。后续股票释放质押及处置依此类推。每次申请执行人决定是否发出同意出售函之当日，若经计算，剩余未释放质押股票的市值低于被执行人未偿还债务（含本金、利息及垫付费用）的，则申请执行人有权不同意股票质押释放且不发出同意出售函。

第二条 <u>定义</u>。就本协议而言：

"工作日"是指香港、纽约州纽约市和中华人民共和国境内的银行对外办理一般银行业务之日（星期六和星期日除外）。

"质押证券"是指 Digital Grid 所持有的、根据质押协议受中国银行担保权益约束的所有新蛋公司股份，而 Computershare 以 Digital Grid 的名义在其账簿及记录中维持相应电子股份账户之股份。

"交易日"是指纳斯达克股票市场开放交易的日期。

第三条 在本协议签署后两（2）个工作日内，Digital Grid 应就本协议向美国证券交易委员会（"<u>SEC</u>"）提交一份 Form 13D 披露报告。

第四条 在本协议签署后的五（5）个工作日内，Digital Grid 应从 Newegg 处获取其内部人士根据 Rule 144 在本协议签署之日后 12 个月内出售股票的预期出售窗口期（Trading Window, "<u>出售窗口期</u>"），并应将与 Newegg 就出售窗口期的往来函件同时抄送中国银行。各方理解，鉴于 Newegg 可能不定期设定禁售期

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（blackout period），在该等期间 Newegg 可通知 Digital Grid 不得进行任何涉及购买或出售质押证券的交易，因此实际出售窗口期可能与 Newegg 根据本第四条提供的预计出售窗口期有所不同。尽管如此，Digital Grid 应尽最大努力不时向 Newegg 确认出售窗口期的任何更新，并在与 Newegg 就出售窗口期进行的相关沟通中抄送中国银行。

Digital Grid 特此同意，在本协议约定的处置期限内，并在法律以及新蛋公司政策范围内，其应持续、不间断地出售质押证券，直至债务全额清偿；同时，其应在每个出售窗口期内，根据下文第五条规定进行 Rule 144 项下的质押证券出售。

第五条 各方同意按照以下流程和约定处置质押证券：

1. Rule 144 出售流程。关于本协议项下拟进行的每一笔 Rule 144 出售，双方同意并确认如下：

(a) 在 Digital Grid 向美国证券交易委员会（SEC）提交附有本协议完整签署副本的 Schedule 13D 之后，(i)最迟不晚于 Newegg 披露或确认的单次出售窗口期开始前的[三十（30）]个工作日，或（ii）立即在实际窗口期出现后，Digital Grid 应立即通过电子邮件向中国银行发送通知（Sale Notice, “出售告知函”），告知本次出售窗口期的开始日期和结束日期，以及拟根据 Rule 144 出售的质押证券数量（“Rule 144 出售股份”），相关信息见附件 A（Exhibit A），以便就拟出售之 Rule 144 出售股份上“中国银行限制性标注”的移除征求中国银行同意。Digital Grid 未按本条第 1(a)款发送出售告知函的，且在本协议存续期间，Digital Grid 每年实际完成 Rule144 出售的次数，不得少于该年度内 Newegg 披露或确认的出售窗口期总数量。若当年实际完成 Rule144 出售的次数少于上述 Newegg 出售窗口期数量，且差额等于或大于 1 次，则应视为 Digital Grid 违反本协议。

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(b) 中国银行应在自出售通知发出之日起五(5)个工作日内，将其是否同意该出售告知函的决定告知 Digital Grid。中国银行不得无理由拒绝同意。如中国银行未回复，则 Digital Grid 应视为中国银行未就该出售告知函给予同意。

(c) 若中国银行同意根据出售告知函提出的 Rule 144 出售，则其应向 Digital Grid、Newegg 发送一封同意书（Consent & Instruction Letter, "中国银行同意与指示函"），格式应与本文件附件 B（Exhibit B）所附信函基本相似，并明确以下内容：（i）中国银行同意移除该出售告知函项下【数量】Rule 144 出售股份所载"中国银行限制性标注"；（ii）进行 Rule 144 出售的出售窗口期的开始日期（Trading Window Start Date）和结束日期（Trading Window End Date）；（iii）在收到中国银行同意与指示函之日起【15】天内，Digital Grid 将 Rule 144 出售股份转入券商账户；（iv）Digital Grid 将指示券商不晚于出售窗口期的结束日期（Trading Window Start Date）前，以不低于中国银行同意及指示函日前连续二十（20）个交易日内新蛋（Newegg）股份平均收盘价的百分之八十（80%）的价格（at prices no lower than 80% of the average closing price of Newegg shares during the twenty (20) consecutive Trading Days immediately preceding the date of the Bank of China Consent and Instruction Letter），出售完本次全部 Rule 144 出售股份；

(d) Digital Grid 应尽快且不晚于收到中国银行同意与指示函后的三（3）个工作日内，应指示新蛋（Newegg）（并抄送中国银行）向新蛋的过户代理机构 Computershare Limited（以下简称" **Computershare** "）发出指示函。该指示函应与本协议所附的附件 C 基本一致，指示（i）将拟按 144 规则出售的股份（"Rule 144 Sale Shares"）转让至经纪人，（ii）按照该指示函的规定，除掉该等 Rule 144 Sale Shares 上与中国银行质押相关的标注及限制。本协议各方认知，新蛋及 Computershare 处理股东通知和请求以及将股份转至指定经纪人账户的速度完全由新蛋和 Computershare 控制，Digital Grid 无法控制 Computershare 处理该等通知和请求的方式、

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时间及速度；因此，Digital Grid 不对因上述延迟而导致的任何延误及其对 Rule 144 出售产生的后续后果承担责任。

(e) 如果新蛋公司要求的话，Digital Grid 应尽快，且无论如何不晚于向 SEC 提交 Form 144 后一个（1）个工作日内：(i) 向 Newegg 的过户代理 Computershare Limited（“Computershare”）交付或促成交付由具备资质的法律顾问出具的 Rule 144 法律意见书（Rule 144 Legal Opinion, “Rule 144 法律意见书”））。

(f) Digital Grid 应当促使券商在任何情况下尽快就待售 Rule 144 出售股份出具券商陈述函（broker’s representation letter），其格式应与 Computershare 认可并作为附件 1（Exhibit 1）的券商陈述函基本一致。在券商收到 Computershare 划转的 Rule 144 出售股份后，Digital Grid 马上向 SEC 提交的 Form 144 并同日促使券商执行 Rule 144 出售，但须受适用法律法规项下相关限制的约束。

(g) 根据新蛋公司的每日股份出售量限制额度内（subject to Newegg’s daily trading volume limits），Digital Grid 应当促使券商在出售窗口期的结束日期（Trading Window Start Date）后立即向 Digital Grid 提供详尽的交易信息及账户对账单。Digital Grid 应在收到上述信息后 1 日内将交易信息和账户对账单按照原有格式转发至中国银行。

(h) 如券商账户内 Rule 144 出售股份在相关出售窗口期的结束日期（Trading Window Start Date）前已全部售毕，则在可行范围内，中国银行有权要求 Digital Grid 且 Digital Grid 有义务按照中国银行的要求在同一出售窗口期剩余交易日内，继续依据 Rule 144 出售额外质押证券之目的另行出具出售告知函。

2. 账户特征。

(a) 券商账户。券商已以 Digital Grid 的名义开立了一个

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证券账户，账户号为 9615343 （以下简称“券商账户”）。

(b) 未售出质押证券。Digital Grid 应促使券商根据本协议第五条的规定，出售券商账户中的新蛋公司 Rule144 出售股份。若在相关出售窗口期的结束日期（Trading Window Start Date）当日，仍有任何 Rule 144 出售股份未售出，则各方同意：Digital Grid 应将此类未售出的 Rule 144 出售股份退还至 Computershare，且促使 Computershare 恢复该等未售出 Rule 144 出售股份上所适用的全部限制性标注。

(c) 质押证券限制。Digital Grid 同意并保证，Digital Grid 所持有的未售出质押证券（受质押协议项下中国银行担保权益的约束）应由 Digital Grid 存放在 Computershare，未经中国银行事先明确书面同意，不得出售或转让。Digital Grid 不得以任何与中国银行作为质权人对质押证券所享权利与利益相冲突、不利于或以任何方式（直接或间接）削弱、损害中国银行权利与利益的方式对质押证券作出任何处置安排。

3. 出售所得款与资金的划付。

(a) 除须遵守本协议第十一条约定外，Digital Grid 应就券商账户内每一批次 Rule 144 出售股份，在该批次股份全部完成出售之日（以券商交易记录为准）后的两个（2）工作日内，将该批次 Rule 144 出售股份出售所得款项（券商扣除本协议第五条允许扣除的券商费用后）以及券商账户中存有的所有其他可用资金（如有）划转至被执行人 Digital Grid 股票的资金账户开户行：Bank of China (Hong Kong) limited 账号： 012 666 2 007778 6 ），并将上述资金划转至本协议附件 2（Exhibit 2）中指定的中国银行账户；且所有该等出售所得款项均用于清偿未偿债务。上述两（2）个工作日的期限以相关资金实际到账至本协议附件 2（Exhibit 2）中指定的中国银行账户之时点为准

第六条 权利保留。

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(a) 本协议的签署与履行，不构成对债务的清偿、抵销或免除，亦不构成对债务的更新或替代安排。中国银行在贷款协议、质押协议项下享有的全部权利，不因本协议的签署而受到任何影响或减损。本协议亦不影响杭州市中级人民法院及浙江省高级人民法院就（2023）浙 01 执 1621-1625 号等案件所作生效判决及裁定的法律效力，中国银行依据中国判决享有的全部权利不受本协议约束或限制。本协议中的任何内容均不得解释为或构成中国银行放弃收取债务的权利。

(b) 本协议中的任何内容均不得解释为或构成中国银行放弃其可能对任何第三方（包括但不限于其他连带债务人、担保人）享有的任何权利。

(c) 本协议不限制中国银行在中华人民共和国以外任何司法管辖区（包括但不限于美国联邦法院及州法院）就债务提起诉讼或申请承认、执行中国判决的权利。中国银行签署本协议及收取本协议项下任何款项，不得被视为中国银行对上述境外司法救济权利的放弃，亦不得被被执行人及担保人援引为抗辩事由。

(d) 中国银行未及时行使或延迟行使本协议及相关协议项下的任何权利、权力或救济，不得被视为中国银行对该权利、权力或救济的放弃；中国银行单独或部分行使任何权利、权力或救济，亦不妨碍其此后进一步行使该等或其他任何权利、权力或救济。

第七条 <u>文件批准</u>。双方确认，贷款协议、质押协议以及与本协议条款项下债务相关的其他文件仍然完全有效。在不限制前述规定前提下，Digital Grid 声明并保证，质押证券将继续为 Digital Grid 的债务提供担保。

第八条 <u>修订</u>。本协议各方可通过签署书面协议的方式，对本协议进行修订、补充或修改。对本协议的任何修订、补充或修改，或对本协议项下任何权利的放弃，除非以书面形式作出并经本协议各方签署，否则对任何一方均不具有约束力。

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第九条 完整协议。本协议构成各方就其标的事项达成的完整协议，并取代各方之前达成的任何协议以及同期达成的任何口头协议。除非以书面形式作出并由被追责方签署，否则对本协议的任何修改或对本协议项下权利的放弃均不具有约束力。

第十条 通知。本协议项下的所有通知，包括但不限于双方根据上文第五条进行的通信，均应以书面形式发送（包括通过电子邮件发送）至本协议各方在下文列出的各自地址（或任何一方不时以书面形式向其他各方指定的其他地址）：

致中国银行，
收件人：
honglinzs_zj@bank-of-china.com

致 Digital Grid，
收件人：
zhangkaiping@lianluo.com

第十一条 被执行人应在约定的每个出售窗口期的结束日期（Trading Window Start Date）后的 2 个工作日内，将每批次新蛋公司解押股票的出售所得款，用于偿还债务，不得挪作他用（依次归还费用、本金、利息）。出售所得款以证券公司的结算账单以及经申请执行人确认的实际到账金额为准，如果用于偿还债务的金额与出售所得款的金额（扣除券商费用/手续费/电汇费用等费用后）不一致，则视为被执行人违反约定义务。被执行人将出售所得款（美金）汇入申请执行人指定银行账户后，实际偿还债务的金额以中国银行办理结汇当日的汇率折算的人民币金额为准。

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第十二条 发生以下任一情形时，担保人自愿接受杭州市中级人民法院对担保人交纳的500万元人民币保证金的直接强制执行，用于偿还被执行人对申请执行人的债务（依次归还费用、本金、利息）：

1. 因被执行人原因导致新蛋公司股票的出售未能按本协议约定的期限足额处置变现，且被执行人也未在处置期限届满后【15】日内恢复申请执行人（中国银行）特有的股票质押限制性标注（即：将未出售股票恢复至本协议签订前的质押给中国银行的有效质押登记状态）；
2. 被执行人未按时足额将股票出售款项划转至申请执行人指定的银行账户；
3. 被执行人发生违反本协议以及其他相关协议项下的任何义务。

第十三条 若因被执行人原因导致新蛋公司股票的出售未能按本协议约定的期限内足额处置变现，申请执行人还有权通过以下方式追究被执行人的法律责任：（1）杭州市中级人民法院可根据被执行人实际合同执行情况，按照相关法律法规执行处理；（2）被执行人在本协议及相关协议项下违约行为的相关证据，也作为申请执行人启动海外诉讼的有效证据材料。

第十四条 若担保人未按本协议约定期限在中国银行开立保证金账户并足额交纳保证金的，杭州市中级人民法院有权在担保人应交保证金范围内直接执行担保人的其他财产，用于偿还债务，担保人对此无异议。

第十五条 因不可抗力原因，包括但不限于证券公司、证券登记结算机构、交易系统故障、监管政策变化、出售窗口期限制、股票停牌或跨境资金划转安排等客观情形，导致股票未能按期解押、出售或资金未能及时到账的，各方应在相关情形发生后三个月内及时沟通并协商处理。被执行人应在相关情形发生后【3】日内通知申请执行人，并提供必要说明，在相关障碍消除后继续推进股票处置及

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债务清偿。若在三个月内本协议各方未能达成书面处理协议的，则视为被执行人违约，担保人自愿按本协议第十二条的约定接受杭州市中级人民法院对担保人交纳的500万元人民币保证金的直接强制执行。

第十六条 本协议约定的股票处置期限为自本协议签署之日起壹年，期满后各方就申请执行人是否同意由被执行人继续按本协议约定出售股票事宜重新签署协议。无论各方届时能否签署新的协议，均不影响本协议的效力，担保人应独立且不可撤销地承担本协议约定的担保责任。

第十七条 本协议自各方签署之日起生效，共一式【陆】份，当事人各执一份，交杭州市中级人民法院留存一份。

申请执行人：中国银行股份有限公司浙江省分行

负责人：

2026 年 6月 11日

被执行人1：

法定代表人或授权代理人：

2026年 6月 11日

被执行人2：

法定代表人或授权代理人：

2026年 6月 11日

担保人：

法定代表人或授权代理人：

2026年6 月 11日

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除流程附件以外的证明文书：

附件 3

券商股票出售协议

Account Application Letter

August 16, 2022

Attention: Tiger Brokers (NZ) Limited

Re: Account Application Letter

Dear Sir/Madam,

Digital Grid (Hong Kong) Technology Co. Limited (the "Company") with Incorporation Number of 1847600 located at HONGKONG hereby apply to open an account at your firm.

The Company learned about your firm through Internet and has decided to open an account. The Company hereby represent and warrant that we acknowledge the total risks and significant aspects involved in trading securities in oversea markets. The Company is a professional investor and eligible to open account with oversea brokers according to the laws and regulations in relative jurisdictions.

For and on behalf of

Digital Grid (Hong Kong) Technology Co. Limited [Company Name]

Signature: ✓

Printed name: KAIPING ZHANG

Title: Deputy General Manager

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